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NEWS RELEASE                                                  EXHIBIT (a)(10)

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FOR FURTHER INFORMATION

INVESTOR HOTLINE                            STEVEN D. WHITEMAN
ALLEN SYSTEMS GROUP, INC.                   VIASOFT, INC.
1-800-932-5536                              (602) 952-0050


                    ALLEN SYSTEMS GROUP AND VIASOFT ANNOUNCE
                  EARLY TERMINATION OF FEDERAL ANTITRUST REVIEW


         Naples, Florida and Phoenix, Arizona -- May 9, 2000--Allen Systems Group, Inc., ASG Sub, Inc. and Viasoft, Inc. (Nasdaq NM: VIAS) today announced that the United States Federal Trade Commission has granted early termination of the "waiting period" under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for our tender offer for shares of Viasoft, Inc., effective immediately. The tender offer will expire at 12:00 midnight Eastern time on Friday, June 2, 2000, unless the offer is extended.

        "We are pleased that we have received early termination of the waiting period from the federal government, which we believe will facilitate a timely and successful tender," said Steven D. Whiteman, Chairman, President and CEO of Viasoft.

         The tender offer commenced on May 4, 2000 and materials have been mailed to shareholders. The information agent for the offer is Innisfree M&A
Incorporated: 501 Madison Avenue, 20th Floor, New York, NY 10022. Copies of the tender offer documents can be obtained by calling the Information Agent at
(888) 750-5834.


ABOUT ALLEN SYSTEMS GROUP

        Founded in 1986, Allen Systems Group, Inc. ("ASG") is a privately held, computer software company that focuses on providing enterprise software for breakthrough productivity. ASG provides a suite of Enterprise Productivity Software Solutions to improve the productivity and performance of corporate IT systems. Customers worldwide rely on ASG software and services to provide around-the-clock, behind-the-scenes management of applications, systems and data.

        ASG employs more than 400 associates worldwide. Headquartered in Naples, Florida, ASG has offices in California, Texas, Georgia, Australia, France, Germany, Italy, Singapore, South Africa and the United Kingdom, as well as distribution channels in Asia, Europe, Israel, and Latin America. For more information, please visit the company's World Wide Web site at www.asg.com.


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ABOUT VIASOFT

        Viasoft is a leader in understanding enterprise applications to help companies realize the greatest return on their information technology investments. Viasoft provides business solutions consisting of specialized professional services and award-winning software that are designed to enable customers worldwide to cost-effectively manage and evolve their information technology assets. Viasoft provides a broad range of products and consulting services to support the application modernization needs of large organizations worldwide, including implementation of e-business within their operations.

        Headquartered in Phoenix, Arizona, Viasoft provides sales and professional services through regional offices in the United States, Canada, Australia, Europe and a network of international subsidiaries, distributors and resellers. For more information on Viasoft's services and technologies, please visit the company's World Wide Web site at www.Viasoft.com.

IMPORTANT INFORMATION

        Certain statements in this release are forward-looking statements, which are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from any expected future results, expressed or implied, by the forward-looking statements. Interested parties should refer to the disclosure set forth in Viasoft's recent public filings for additional information regarding risks affecting Viasoft's financial condition and results of operations. Neither Allen Systems Group, ASG Sub nor Viasoft assumes any responsibility to update any of the forward-looking statements contained herein.

        ON MAY 4, 2000, WE FILED A TENDER OFFER STATEMENT, AND VIASOFT FILED A SOLICITATION/RECOMMENDATION STATEMENT, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THESE MATERIALS WERE MAILED TO SHAREHOLDERS COMMENCING MAY 4, 2000.

        VIASOFT SHAREHOLDERS SHOULD READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE DECIDING WHETHER TO TENDER THEIR SHARES. YOU CAN GET THE TENDER OFFER STATEMENT AND OTHER FILED DOCUMENTS FOR FREE AT THE SEC'S WEB SITE (WWW.SEC.GOV). YOU CAN ALSO OBTAIN COPIES OF THE FOLLOWING DOCUMENTS FOR FREE FROM THE INFORMATION AGENT, INNISFREE M&A INCORPORATED (CALL TOLL FREE 888/750-5834) OR FROM KRISTINE KENNEDY RIEGER, SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL OF ALLEN SYSTEMS GROUP, BY CALLING 1-800-932-5536 OR FROM CATHERINE R. HARDWICK, VICE PRESIDENT AND GENERAL COUNSEL OF VIASOFT, BY CALLING 602-952-0050:

                  - TENDER OFFER STATEMENT (WITHOUT EXHIBITS)
                  - OFFER TO PURCHASE
                  - LETTER OF TRANSMITTAL
                  - NOTICE OF GUARANTEED DELIVERY
                  - SOLICITATION/RECOMMENDATION STATEMENT